UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2018

TechTarget, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-33472	04-3483216
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Grove Street, Newton, MA		02466
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 431-9200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Adoption of New Form of Restricted Stock Unit Agreement

On August 3, 2018, the Compensation Committee of the Board of Directors (the “Committee”) of TechTarget, Inc. (the “Company”) approved a new form of Restricted Stock Unit Agreement (“RSU Agreement”) for use by the Company in connection with awards of restricted stock units (“RSUs”) under the 2017 Stock Option and Incentive Plan (the “2017 Plan”). The new RSU Agreement provides for the delivery of shares pursuant to a short-term deferral schedule determined at the time of grant, additional methods by which the Company may, in its sole discretion, satisfy its required tax withholding obligations, and certain data privacy provisions applicable to all 2017 Plan participants regarding the use of their personal data for purposes of implementing, administering and managing their participation in the 2017 Plan. The amount and terms of each award of RSUs will be determined by the Committee in its sole discretion and set forth in an individual’s RSU Agreement.

The above summary of the RSU Agreement is qualified in its entirety by reference to the full text of the RSU Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01(d). Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Agreement under the 2017 Stock Option and Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechTarget, Inc.

Date: August 3, 2018	By:	/s/ Charles D. Rennick
Charles D. Rennick
Vice President & General Counsel